UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 3, 2012

Universal Technical Institute, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16220 North Scottsdale Road, Suite 100, Scottsdale, Arizona		85254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	623-445-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2012, Universal Technical Institute, Inc. (the "Company") and each of Kimberly J. McWaters, John C. White and Eugene S. Putnam, Jr. (the "Employees") entered into amendments (the "Amendments"), effective October 1, 2012, to their separate employment agreements, all dated as of March 7, 2011 (the "Original Employment Agreements"), in order to reduce their annual compensation rate as follows:
• John C. White, the Company’s Chairman of the Board, from $551,655 per annum to $1 per annum;
• Kimberly J. McWaters, the Company’s Chief Executive Officer and Director, from $662,464.69 per annum to $629,342 per annum; and
• Eugene S. Putnam, Jr., the Company’s President and Chief Financial Officer, from $450,000 per annum to $427,500 per annum.

The Original Employment Agreements were also amended to provide that any severance payment to be made to the Employees due to the termination of employment without cause, for good reason, whether or not such termination occurs upon a change of control, or due to disability or death of the Employee will be based on the following annual compensation rates, effectively the annual compensation rates provided in each of their Original Employment Agreements:

• Mr. White: $551,655 per annum;
• Ms. McWaters: $662,464.69 per annum;
• Mr. Putnam: $450,000 per annum.

The foregoing description of the Amendments is qualified in its entirety by the complete text of the Amendments, which are attached as Exhibits 10.1, 10.2 and 10.3 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
The exhibits to this Current Report are listed in the Exhibit Index set forth elsewhere herein.

Forward Looking Statements

All statements contained in this Form 8-K, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company’s actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company’s public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this 8-K. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Technical Institute, Inc.

October 3, 2012	By:	/s/ Chad A. Freed

Name: Chad A. Freed
Title: General Counsel, Senior Vice President of Business Development

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment to the Employment Agreement between Universal Technical Institute, Inc. and Kimberly J. McWaters, effective as of October 1, 2012.
10.2	First Amendment to the Employment Agreement between Universal Technical Institute, Inc. and John C. White, effective as of October 1, 2012.
10.3	First Amendment to the Employment Agreement between Universal Technical Institute, Inc. and Eugene S. Putnam, Jr., effective as of October 1, 2012.